UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2019

QRONS INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-55800	81-3623646
(Commission File Number)	(IRS Employer Identification No.)

50 Battery Place, #7T, New York, New York 10280
(Address of principal executive offices) (Zip Code)

(212)-945-2080
(Registrant's telephone number, including area code)

___________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 3 - Securities and Trading Markets
Item 3.02  Unregistered Sales of Equity Securities

On December 17, 2019, Qrons Inc. (the “Company”) granted a five-year immediately exercisable option to purchase 325,000 shares of its common stock at an exercise price of $2.00 per share, to each of Jonah Meer, its Chief Executive Officer, and Ido Merfeld, its President, for services provided to the Company.

On December 17, 2019, the Company granted three-year options to purchase an aggregate of 100,000 shares of the Company’s common stock at an exercise price of $2.00 per share, to Liat Hammer, the Company’s Director of Research for services provided to the Company. 33,334 of such shares subject to the option are immediately exercisable and expire on December 17, 2022, 33,333 shares vest on December 17, 2020 and expire on December 17, 2023 and 33,333 shares vest on December 17, 2021 and expire on December 17, 2024.

The above issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and we believe is exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QRONS, INC.

Date: December 20, 2019	By:	/s/Jonah Meer
Name: Jonah Meer
Title: Chief Executive Officer

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